                                                                   EXHIBIT 10.21

           SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 27, 2004

                                      AMONG

                 SECURITY CAPITAL PREFERRED GROWTH INCORPORATED,

                         ASHFORD HOSPITALITY TRUST, INC.

                                       AND

                     ASHFORD HOSPITALITY LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

                                                                                  PAGE
I.    PURCHASE AND SALE OF STOCK................................................   4

      1.1      Sale and Issuance of Series B Preferred Stock....................   4

      1.2      Closing..........................................................   4

II.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   8

      2.1      No Registration Under the Securities Act.........................   8

      2.2      Capitalization...................................................   8

      2.3      Organization; Authority..........................................   9

      2.4      Qualification; Dividends; Investments............................   9

      2.5      Operating Partnership............................................  10

      2.6      Legal Compliance; Defaults.......................................  10

      2.7      Conflicts........................................................  10

      2.8      Authorization....................................................  11

      2.9      Approvals........................................................  11

      2.10     Licenses; Consents etc...........................................  11

      2.11     Exchange Act Compliance..........................................  12

      2.12     Litigation.......................................................  12

      2.13     Financial Statements; Auditors...................................  12

      2.14     No Material Adverse Change.......................................  13

      2.15     Registration or Similar Rights...................................  13

      2.16     Due Authorization................................................  13

      2.17     Stabilization....................................................  14

      2.18     Broker Dealer Status.............................................  14

      2.19     Legal, Tax or Accounting Advice..................................  14

      2.20     Certificates.....................................................  14

      2.21     Other Issuances..................................................  14

      2.22     Series B Preferred Share Certificates............................  15

      2.23     Loans and Participation Interests................................  15

      2.24     Real Property....................................................  15

      2.25     Proceedings; Contracts...........................................  16

      2.26     Intellectual Property............................................  17

      2.27     Accounting Controls..............................................  17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                  PAGE
      2.28     Taxes............................................................  17

      2.29     Insurance........................................................  18

      2.30     Environmental, Health & Safety...................................  18

      2.31     Labor Matters; Benefits..........................................  18

      2.32     Improper Payments................................................  19

      2.33     Officer and Director Loans.......................................  19

      2.34     Securities Issuances.............................................  19

      2.35     Environmental....................................................  19

      2.36     Compliance with Laws Regarding Real Property.....................  21

      2.37     Related Party Transactions.......................................  22

      2.38     Investment Company...............................................  22

      2.39     REIT Status......................................................  22

      2.40     Regulation.......................................................  22

      2.41     Financial Covenant Compliance....................................  22

      2.42     Solvency.........................................................  23

III.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR............................  23

      3.1      Power, Authority and Enforceability..............................  23

      3.2      Compliance with Other Instruments................................  23

      3.3      Ownership Limitations............................................  24

      3.4      Organization.....................................................  24

      3.5      Consents and Approvals...........................................  24

      3.6      Accredited Investor..............................................  24

      3.7      Absence of Market................................................  24

      3.8      Investment Purposes..............................................  24

      3.9      Access and Information...........................................  25

IV.   CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT EACH CLOSING..................  25

      4.1      Series B Preferred Articles Supplementary........................  25

      4.2      Representations and Warranties...................................  25

      4.3      Performance......................................................  25

      4.4      Opinion of Company Counsel.......................................  25

      4.5      Waiver of Ownership Limitations..................................  26

                                TABLE OF CONTENTS
                                   (continued)

                                                                                  PAGE
      4.6      Amendment to Operating Partnership Agreement.....................  26

      4.7      Officer's Certificate............................................  26

      4.8      Proceedings......................................................  26

      4.9      No Injunction....................................................  26

      4.10     Tag Along Agreement..............................................  26

      4.11     Registration Rights Agreement....................................  27

      4.12     Voting Agreement.................................................  27

      4.13     Acknowledgment Letter............................................  27

V.    CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING...................  27

      5.1      Representations and Warranties...................................  27

      5.2      Performance......................................................  27

      5.3      No Injunction....................................................  27

VI.   COVENANTS.................................................................  28

      6.1      No General Solicitation; Integration.............................  28

      6.2      Reports..........................................................  28

      6.3      Maintenance of REIT Status.......................................  28

      6.4      Financial Covenants..............................................  28

      6.5      Stockholder Approval.............................................  34

      6.6      No Public Disclosure.............................................  34

      6.7      Participation Rights.............................................  35

      6.8      Annual Opinion of Company Counsel................................  36

      6.9      Investment Company...............................................  36

      6.10     Listing of Common Stock..........................................  36

      6.11     Operating Partnership Securities.................................  36

      6.12     Publicly Traded Partnership......................................  37

      6.13     Prohibition on Issuance of Series B Preferred Stock..............  37

      6.14     Director Independence............................................  37

      6.15     Related Party Transactions.......................................  37

      6.16     Compliance Certificate...........................................  37

      6.17     Internal Accounting Controls.....................................  38

      6.18     Tag Along Agreement..............................................  38

                                TABLE OF CONTENTS
                                   (continued)

                                                                                  PAGE
      6.19     Merger; Consolidation............................................  38

      6.20     Tender Offer.....................................................  38

      6.21     Restrictions on Payment of Dividends.............................  39

      6.22     Operating Partnership Distributions..............................  39

      6.23     Registration Rights Agreement....................................  39

      6.24     Corporate Financing Rule.........................................  39

      6.25     Voting Agreement.................................................  39

      6.26     FGSB Portfolio Agreement.........................................  39

      6.27     Acknowledgment Letter............................................  39

VII.  MISCELLANEOUS.............................................................  40

      7.1      Survival of Warranties and Covenants.............................  40

      7.2      Successors and Assigns...........................................  40

      7.3      Governing Law....................................................  40

      7.4      Remedies.........................................................  40

      7.5      Time of Essence..................................................  41

      7.6      Counterparts.....................................................  41

      7.7      Titles and Subtitles.............................................  41

      7.8      Notices..........................................................  41

      7.9      Finder's Fees....................................................  42

      7.10     Expenses.........................................................  42

      7.11     Amendments and Waivers...........................................  43

      7.12     Severability.....................................................  43

      7.13     Entire Agreement.................................................  43

      7.14     Rules of Construction............................................  44

      7.15     Business Relationship............................................  44

      7.16     Signatory Exculpation............................................  44

      7.17     Incorporation by Reference.......................................  44

      7.18     Further Assurances...............................................  45

                                TABLE OF CONTENTS
                                   (continued)

                                    SCHEDULES

Schedule 2.2                  Capitalization
Schedule 2.3                  Organization; Authority
Schedule 2.4                  Qualifications, Investments, Dividends
Schedule 2.15                 Registration or Similar Rights
Schedule 2.23                 Loans and Participation Interests
Schedule 2.24(a), (b), (c)    Real Property
Schedule 2.35                 Environmental
Schedule 2.36                 Compliance with Laws Regarding Real Property
Schedule 2.37                 Related Party Transactions

                                    EXHIBITS

Exhibit A                     Series B Preferred Articles Supplementary

Exhibit B-1                   Form of Opinion of Company Counsel

Exhibit B-2                   Form of Tax Opinion of Company Counsel

Exhibit C                     Form of Resolution

Exhibit D                     Form of Amendment of Partnership Agreement

Exhibit E                     Form of Tag Along Agreement

Exhibit F                     Form of Press Release

Exhibit G                     Form of Registration Rights Agreement

Exhibit H                     Form of Compliance Certificate

Exhibit I                     Form of Voting Agreement

Exhibit J                     Form of Covenant Calculation

Exhibit K                     Acknowledgment Letter

Exhibit L                     Expenses

Exhibit M                     Combined Contribution and Purchase and Sale
                              Agreement

           SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
                               PURCHASE AGREEMENT

            This SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 27th day of December, 2004 by and among Ashford Hospitality Trust, Inc., a Maryland corporation (the "Company"), Ashford Hospitality Limited Partnership, a Delaware limited partnership (the "Operating Partnership") and Security Capital Preferred Growth Incorporated, a Maryland corporation (the "Investor").

                               W I T N E S S E T H

            WHEREAS, the Company wishes to issue and sell to the Investor shares of Series B-1 Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share, of the Company (the "Series B-1 Preferred Stock") and shares of Series B-2 Cumulative Convertible Redeemable Preferred Stock, $.01 par value per share, of the Company (the "Series B-2 Preferred Stock"; and the Series B-1 Preferred Stock and the Series B-2 Preferred Stock being collectively referred to herein as the "Series B Preferred Stock"), the terms of which shall be as set forth in the Series B-1 Preferred Articles Supplementary (the "Series B-1 Preferred Articles Supplementary") and the Series B-2 Preferred Articles Supplementary (the "Series B-2 Preferred Articles Supplementary"), in the forms of Exhibit A-1 and Exhibit A-2, respectively (which in each case includes the form of applicable stock certificate), attached hereto, with changes from such forms, if any, as shall be approved in writing by the Investor (the Series B-1 Preferred Articles Supplementary and the Series B-2 Preferred Articles Supplementary being collectively referred to herein as the "Series B Preferred Articles Supplementary"), at the various closings and in accordance with and subject to the terms and conditions set forth herein; and

            WHEREAS, the Investor wishes to purchase the Series B Preferred Stock on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

                              D E F I N I T I O N S

      The following is a list of defined terms used in this Agreement together with the corresponding section of this Agreement in which such terms are defined.

Adjusted EBITDA...................................................     Section 6.4(a)
Agreement.........................................................    First Paragraph
Business Day......................................................     Section 1.2(d)
Capital Lease Obligations.........................................     Section 6.4(b)
CERCLA............................................................    Section 2.35(b)
Charter...........................................................    Section 2.16
Closing Date(s)...................................................     Section 1.2(a)

Closing(s)........................................................        Section 1.2(a)
Code..............................................................        Section2.31(b)
Commission........................................................           Section 2.1
Common Stock......................................................           Section 2.2
Company...........................................................       First Paragraph
Company Option Trigger............................................        Section 1.2(d)
Covered Entities..................................................       Section 2.13(a)
Environmental Statute(s)..........................................       Section 2.35(b)
EBITDA............................................................        Section 6.4(c)
EPA...............................................................       Section 2.35(a)
Equivalent Securities.............................................       Section 6.7(b)
ERISA.............................................................       Section 2.31(b)
Exchange Act Reports..............................................           Section 2.1
Exchange Act......................................................           Section 2.1
Extension Election................................................        Section 1.2(e)
FGSB Closing Date.................................................     Section 1.2(d)(i)
FGSB Closing Notice...............................................    Section 1.2(d)(i))
FGSB Election Notice..............................................     Section 1.2(d)(i)
FGSB Portfolio....................................................        Section 1.2(d)
FGSB Portfolio Agreement..........................................        Section 1.2(d)
Fixed Charges.....................................................        Section 6.4(d)
GAAP..............................................................        Section 6.4(e)
General Partner...................................................        Section 2.5(b)
Governmental Authority............................................       Section 2.35(b)
Hazardous Material................................................       Section 2.35(b)
Higher Price Participation Securities.............................        Section 1.2(f)
Indebtedness......................................................        Section 6.4(f)
Incorporated Documents............................................       Section 2.11(b)
Initial Closing Date..............................................        Section 1.2(b)
Intangibles.......................................................          Section 2.26
Investment Company Act............................................          Section 2.38
Investor..........................................................       First Paragraph
Investor Option Trigger...........................................         Section 1.2(d)

Lien..............................................................        Section 6.4(g)
Limited Partner...................................................        Section 2.5(b)
Loans.............................................................        Section   2.23
Material Adverse Effect...........................................          Section  2.4
Mezzanine Loans...................................................         Section  2.23
NASD..............................................................         Section  2.18
Net Indebtedness..................................................        Section 6.4(h)
Operating Partnership.............................................       First Paragraph
Participation Interests...........................................          Section 2.23
Participation Securities..........................................        Section 6.7(a)
Partnership Agreement.............................................        Section 2.5(a)
Per-Share Price...................................................       Section  1.1(b)
Preferred Security................................................        Section 6.4(i)
Preferred Units...................................................          Section  4.7
Proportionately Consolidated Adjusted EBITDA......................        Section 6.4(j)
Proportionately Consolidated Fixed Charges........................        Section 6.4(k)
Proportionately Consolidated Total Debt...........................        Section 6.4(l)
Proportionately Consolidated Undepreciated Real Estate Assets.....        Section 6.4(m)
Purchase Price....................................................        Section 1.1(b)
Real Property.....................................................       Section 2.35(a)
REIT..............................................................          Section 2.39
SDAT..............................................................        Section 1.1(a)
Securities Act....................................................           Section 2.1
Section 1.2(c) Closing Notice.....................................        Section 1.2(c)
Section 1.2(d) Closing Notice.....................................        Section 1.2(d)
Section 1.2(c) Option Notice......................................        Section 1.2(c)
Section 1.2(d) Option Notice......................................        Section 1.2(d)
Section 1.2(d)(ii) Option Notice..................................    Section 1.2(d)(ii)
Section 1.2(c) Shares.............................................        Section 1.2(c)
Section 1.2(d) Shares.............................................        Section 1.2(d)
Series B Preferred Articles Supplementary.........................              Recitals
Series B-1 Preferred Articles Supplementary.......................              Recitals
Series B-2 Preferred Articles Supplementary.......................              Recitals

Series B Preferred Stock..........................................          Recitals
Series B-1 Preferred Stock........................................          Recitals
Series B-2 Preferred Stock........................................          Recitals
Subsidiaries......................................................       Section 2.2
Substantially Similar Securities..................................      Section 6.19
Swap Agreement....................................................    Section 6.4(n)
Swap Termination Value............................................    Section 6.4(o)
Transaction Documents.............................................       Section 2.3
Unconsolidated Affiliate..........................................    Section 6.4(p)
Undepreciated Real Estate Assets..................................    Section 6.4(q)

I PURCHASE AND SALE OF STOCK.

                  1.1 SALE AND ISSUANCE OF SERIES B PREFERRED STOCK.

            (a) The Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Initial Closing Date (as defined below) the Series B Preferred Articles Supplementary.

            (b) Subject to the terms and conditions of this Agreement, at one or more Closings (as defined below) the Company agrees to issue and sell to the Investor (or one or more of its affiliates) and the Investor (either directly or through one or more of its affiliates) agrees to purchase from the Company at the Closings, up to an aggregate of 7,447,865 shares of Series B Preferred Stock, at a per-share price of $10.07 (the "Per-Share Price"), resulting in an aggregate purchase price of up to $75,000,001 (the "Purchase Price"). The first 5,162,000 shares issued pursuant to the terms of this Agreement shall be Series B-1 Preferred Stock, and all remaining shares issued pursuant to the terms of this Agreement shall be Series B-2 Preferred Stock.

                  1.2 CLOSING.

            (a) The closings (the "Closings" and each individually, a "Closing") of the purchase and sale of the Series B Preferred Stock shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 at 9:00 a.m., Chicago time on the dates described below, or at such other location, date and time as may be agreed upon by the Company and the Investor (each such date and time being hereinafter referred to as a "Closing Date" and, collectively, the "Closing Dates"). At each Closing, the Company shall issue and deliver to the Investor a stock certificate or certificates in definitive form, registered in the name of the Investor, representing the Series B Preferred Stock being purchased by the Investor hereunder at such Closing, and the Investor shall deliver to the Company, against delivery of the stock certificate or certificates representing the Series B Preferred Stock then being purchased, the applicable pro rata portion of the Purchase Price by wire transfer of immediately available funds payable to the Company's order.

            (b) On December 30, 2004, the Investor shall purchase 993,049 shares of Series B Preferred Stock for $10.07 per share (equal to $10,000,003 in the aggregate).

            (c) The Company shall have the option to sell to the Investor 993,049 additional shares (the "Section 1.2(c) Shares") of Series B Preferred Stock for $10.07 per share (equal to $10,000,003 in the aggregate), and if the Company does not exercise this option in full, then the Investor shall have the option to purchase any unsold Section 1.2(c) shares from the Company for $10.07 per share, in each case pursuant to the terms of this Section 1.2(c).

            The Company may exercise its option to sell shares to the Investor pursuant to this section 1.2(c) at any time, from time to time, prior to June 13, 2005 by delivery to the Investor of one or more irrevocable written notices (each, a "Section 1.2(c) Closing Notice"), which notices shall specify (i) the number of Section 1.2(c) Shares to be sold pursuant to such notice (which number, with respect to any one such notice, shall not be less than 496,524) and
(ii) the Closing Date on which such sale shall take place (which date shall not be less than six Business Days following the date of such notice, and shall not be later than June 30, 2005). In the event that, prior to June 14, 2005, all 993,049 Section 1.2(c) Shares have not been sold to the Investor and Section 1.2(c) Closing Notices have not been delivered to the Investor with respect to any Section 1.2(c) Shares then remaining unsold, then the Investor shall have the option to purchase any or all of such unsold Section 1.2(c) Shares. In such event, (a) the Company shall deliver a written notice (the "Section 1.2(c) Option Notice") to the Investor not later than June 15, 2005 stating that the Investor has a purchase option pursuant to this Section 1.2(c) and specifying the number of Section 1.2(c) Shares covered by such option, and (b) the Investor may exercise its option to purchase any unsold Section 1.2(c) shares by delivering to the Company at any time prior to June 21, 2005 an irrevocable written notice specifying the number of previously unsold Section 1.2(c) Shares that the Investor shall purchase, and stating that such purchase shall take place at a Closing on June 30, 2005. If the Company fails to timely deliver the
Section 1.2(c) Option Notice, then the notice date and Closing Date referred to in clause (b) of the immediately preceding sentence shall each be extended by a number of Business Days equal to the number of Business Days that the Company was deficient in delivering the Section 1.2(c) Option Notice.

            (d) Subject to the closing on or prior to March 31, 2005 of the transactions contemplated by the Combined Contribution and Purchase and Sale Agreement dated as of December 27, 2004 by and among the Company, the Partnership, FGSB Master Corp., FGSB Master LLC, Lismore Associates, L.P. and Rolling Rock GP which is attached hereto as Exhibit M (the "FGSB Portfolio Agreement" and the assets acquired thereunder being the "FGSB Portfolio"), without any waivers of, or amendments to, the terms of such agreement (the "Company Option Trigger"), the Company shall have the option to sell to the Investor 5,461,767 additional shares (the "Section 1.2(d) Shares") of Series B Preferred Stock for $10.07 per share (equal to $54,999,994 in the aggregate), and if the Company does not exercise this option in full, then the Investor shall have the option (but only if in the reasonable determination of the Investor, the closing under the FGSB Portfolio Agreement has substantially occurred as described in such agreement prior to January 1, 2006 (the "Investor Option Trigger")), to purchase any unsold Section 1.2(d) shares from the Company for $10.07 per share, in each case pursuant to the terms of this Section 1.2(d).

            Subject to the occurrence of the Company Option Trigger, the Company may exercise its option to sell shares to the Investor pursuant to this section 1.2(d) at any time, from time to time, prior to December 5, 2005 by delivery to the Investor of one or more irrevocable written notices (each, a "Section 1.2(d) Closing Notice"), which notices shall specify (i) the number of Section 1.2(d) Shares to be sold pursuant to such notice (which number, with respect to any one such notice, shall not be less than the lesser of (x) 496,524 and (y) the total number of Section 1.2(d) Shares which remain unsold at such time) and (ii) the Closing Date on which such sale shall take place (which date shall not be less than six Business Days following the date of such notice (or, if such notice covers more than 993,049 Section 1.2(d) Shares, 11 Business Days), and shall not be later than December 23, 2005). Subject to the occurrence of the Investor Option Trigger, in the event that, prior to December 6, 2005, all 5,461,767
Section 1.2(d) Shares have not been sold to the Investor and Section 1.2(d) Closing Notices have not been delivered to the Investor with respect to any
Section 1.2(d) Shares then remaining unsold, then the Investor shall have the option to purchase any or all of such unsold Section 1.2(d) Shares. In such event, (a) the Company shall deliver a written notice (the "Section 1.2(d) Option Notice") to the Investor not later than December 7, 2005 stating that the Investor has a purchase option pursuant to this Section 1.2(d) and specifying the number of Section 1.2(d) Shares covered by such option, and (b) the Investor may exercise its option to purchase any unsold Section 1.2(d) shares by delivering to the Company at any time prior to December 13, 2005 an irrevocable written notice specifying the number of previously unsold Section 1.2(d) Shares that the Investor shall purchase, and stating that such purchase shall take place at a Closing on December 23, 2005. If the Company fails to timely deliver the Section 1.2(d) Option Notice, then the notice date and Closing Date referred to in clause (b) of the immediately preceding sentence shall each be extended by a number of Business Days equal to the number of Business Days that the Company was deficient in delivering the Section 1.2(d) Option Notice.

            Notwithstanding any other provision of this Section 1.2(d) to the contrary, subject to the occurrence of the Investor Option Trigger, the Investor shall also have the following options to purchase Section 1.2(d) shares (but these options shall not increase the total number of Section 1.2(d) Shares available for purchase by the Investor):

      (i) On the date, if any, prior to January 1, 2006 that the Investor Option Trigger occurs, the Investor shall have the option to purchase up to 1,459,782 Section 1.2(d) Shares for $10.07 per share, if any Section 1.2(d) shares remain unsold as of such date. Promptly upon determining the date, if any, on which the Investor Option Trigger will likely occur (the "FGSB Target Closing Date"), the Company shall deliver a written notice (the "FGSB Closing Notice") to the Investor stating that the Investor has a purchase option pursuant to this Section 1.2(d)(i) and specifying the FGSB Target Closing Date (which date may not be less than 10 nor more than 20 Business Days following delivery of such notice). The Investor may exercise its option pursuant to this Section 1.2(d)(i) by delivering to the Company at any time prior to the fifth Business Day following its receipt of a the FGSB Closing Notice an irrevocable written notice (and "FGSB Election Notice") specifying the number of Section 1.2(d) Shares that the Investor shall purchase pursuant to this
            Section 1.2(d)(i). The Closing under this Section 1.2(d)(i) shall take place on the later of the FGSB Target Closing Date or the date on which the

            Investor Option Trigger has occurred (and, subject to the Investor's reasonable approval of the proceedings therefor, such Closing may take place concurrently with the occurrence of the Investor Option Trigger, provided, however, that the Investor's commitment to purchase Section 1.2(d) shares as set forth in an FGSB Election Notice shall be binding upon the Investor if, and only if, the Investor Option Trigger occurs no later than 10 Business Days following the FGSB Target Closing Date. If the Investor Option Trigger does not occur within such time period, then the FGSB Closing Notice and the FGSB Election Notice shall each be of no further force or effect, and, upon again determining the date, if any, on which the Investor Option Trigger will likely occur, the Company shall be required to promptly deliver another FGSB Target Closing Notice, and the provisions of this Section 1.2(d) shall again apply. If the Company fails to timely deliver an FGSB Closing Notice, then the Investor shall be entitled to deliver an FGSB Election Notice at any time within 20 Business Days of the first date on which the Investor becomes aware of the fact that the Investor Option Trigger has occurred, and such FGSB Election Notice shall specify the number of Section 1.2(d) Shares that the Investor shall purchase pursuant to this Section 1.2(d)(i) and shall also specify the Closing Date on which such purchase shall take place, which shall not be less than five nor more than 15 Business Days following the date of such notice.

      (ii) On June 30, 2005 the Investor shall have the option to purchase up to 1,986,097 Section 1.2(d) Shares for $10.07 per share, if any
            Section 1.2(d) shares remain unsold as of such date. In the event that, prior to June 14, 2005, all Section 1.2(d) Shares have not been sold to the Investor and Section 1.2(d) Closing Notices have not been delivered to the Investor with respect to all Section 1.2(d) Shares then remaining unsold, then (a) the Company shall deliver a written notice (the "Section 1.2(d)(ii) Option Notice") to the Investor not later than June 15, 2005 stating that the Investor has a purchase option pursuant to this Section 1.2(d)(ii) and specifying the number of Section 1.2(d)(ii) Shares covered by such option, and (b) the Investor may exercise its option to purchase up to such number of unsold Section 1.2(d) shares by delivering to the Company at any time prior to June 21, 2005 an irrevocable written notice specifying the number of previously unsold Section 1.2(d) Shares that the Investor shall purchase, and stating that such purchase shall take place at a Closing on June 30, 2005. If the Company fails to timely deliver the Section 1.2(d)(ii) Option Notice, then the notice date and Closing Date referred to in clause
            (b) of the immediately preceding sentence shall each be extended by a number of Business Days equal to the number of Business Days that the Company was deficient in delivering the Section 1.2(d)(ii) Option Notice.

            (e) If the Investor Option Trigger does not occur on or prior to March 31, 2005, but the Company determines at any time thereafter with reasonable certainty that the Investor Option Trigger will likely occur on a date prior to December 31, 2005, then the Company shall promptly send to the Investor a notice stating such fact, and specifying the date on which the Investor Option Trigger is expected to occur (which date may not be less than 10

Business Days following the date of such notice). Not later than ten Business Days following its receipt of such notice, the Investor may, in its sole discretion, elect (by delivering an irrevocable written notice to the Company) to have the provisions of Section 1.2(d) hereof apply to the Investor and the Company, despite the failure of the Investor Option Trigger to occur prior to March 31, 2005 (an "Extension Election"). If the Company fails to give such notice under this Section 1.2(e), then the Investor shall be entitled to deliver an Extension Election at any time within ten Business Days of the first date on which the Investor becomes aware of the fact that the Investor Option Trigger will likely occur after March 31, 2005 and prior to December 31, 2005. In the event that the Investor makes an Extension Election, then the provisions of
Section 1.2(d) hereof shall apply upon the occurrence of the Investor Option Trigger except that all calendar dates referenced in Section 1.2(d) shall be extended by a number of Business Days equal to the number of Business Days between (x) March 31, 2005 and (y) the date on which the Investor Option Trigger occurs.

            (f) Notwithstanding any other provision herein to the contrary, the number of Section 1.2(d) shares shall be reduced by the number of "Higher Price Participation Securities" (with such number calculated in terms of common-stock equivalent shares), if any, that the Investor purchases pursuant to Section 6.7 hereof. "Higher Price Participation Securities" shall mean any Participation Securities as to which the Investor's net purchase price (or in the case of convertible securities, the Investor's effective conversion price, or, in the case of exchangeable securities, the Investor's effective exchange price) exceeds the Conversion Price then in effect for the Series B-1 Shares.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Each of the Company and the Operating Partnership, jointly and severally, represent and warrant, as of the date of this Agreement and as of each Closing Date, that:

                  2.1 NO REGISTRATION UNDER THE SECURITIES ACT.

            Assuming the continuing accuracy of the Investor's representations set forth in Article III hereof and compliance by the Investor with the transfer restrictions set forth in the legends on the certificates evidencing the Series B Preferred Stock and Common Stock deliverable upon conversion thereof, it is not necessary in connection with the offer, sale and delivery of the Series B Preferred Stock in the manner contemplated by this Agreement to register the Series B Preferred Stock or the issuance to the Investor of the Common Stock under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, the "Securities Act").

                  2.2 CAPITALIZATION.

            The Company has an authorized capitalization of 200 million shares of common stock, par value $.01 per share (the "Common Stock") and 50 million shares of preferred stock, par value $.01 per share; the outstanding shares of capital stock or, as applicable partnership or membership interests, of the Company and each direct or indirect subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries"), have been duly and validly authorized and issued and are fully paid and, with respect to shares of capital stock, membership interests and limited partnership interests, non-assessable (except to the to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed on Schedule 2.2 attached hereto, all of the outstanding shares of capital stock or partnership or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, and, except as disclosed on
Schedule 2.15 attached hereto, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligation, or any such warrants, rights or options.

                  2.3 ORGANIZATION; AUTHORITY

            Each of the Company and the Subsidiaries (all of which Subsidiaries are named on Schedule 2.3 attached hereto) has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the Company's reports filed with the Commission since December 31, 2003 and prior to the date which is two days prior to the date of this Agreement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, together with the rules and regulations of the Commission thereunder, the "Exchange Act"; and such reports being referred to herein as the "Exchange Act Reports"), and to execute and deliver this Agreement and the Registration Rights Agreement (each as defined below and together, the "Transaction Documents") and to consummate the transactions contemplated herein and in the Registration Rights Agreement.

                  2.4 QUALIFICATION; DIVIDENDS; INVESTMENTS

            Each of the Company and the Subsidiaries is duly qualified or licensed and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification or license and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); except as disclosed on Schedule 2.4 attached hereto, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as disclosed on Schedule 2.4 attached hereto, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

                  2.5 OPERATING PARTNERSHIP

            (a) The Second Amended and Restated Agreement of Limited Partnership, as amended through the date hereof, of the Operating Partnership (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;

            (b) Ashford OP Limited Partner, LLC (the "Limited Partner") is a holder of units of limited partnership interest in the Operating Partnership representing an ownership interest in the Operating Partnership in the amount described in the Exchange Act Reports, (ii) Ashford OP General Partner, LLC (the "General Partner") is the holder of the sole general partner interest in the Operating Partnership, and (iii) the Company owns a 100% membership interest in the General Partner and in the Limited Partner, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim.

                  2.6 LEGAL COMPLIANCE; DEFAULTS

            (a) The Company and the Subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (b) Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and is not in arrears in the payment of dividends on any series of its preferred securities.

                  2.7 CONFLICTS

            The execution, delivery and performance of the Transaction Documents and consummation of the transactions contemplated herein and therein will not
(A) conflict with, or result in any breach of, or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default) or give to others any rights of termination, amendment, acceleration or cancellation under (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause
(ii) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

                  2.8 AUTHORIZATION

            Each of the Transaction Documents to which the Company and the Operating Partnership is a party has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and is a legal, valid and binding agreement of the Company and the Operating Partnership, as applicable, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles.

                  2.9 APPROVALS

            No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company's or the Operating Partnership's execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company's sale and delivery of the Series B Preferred Stock, other than (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale of the Series B Preferred Stock and Common Stock and by Federal and state securities laws with respect to the obligations of the Company under the Registration Rights Agreement, (ii) approval of the New York Stock Exchange, Inc. for the listing of the Common Stock deliverable upon conversion of the Series B-1 Preferred Stock and (iii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                  2.10 LICENSES; CONSENTS ETC.

            Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Exchange Act Reports, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction; neither the Company nor any of the

Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Exchange Act Reports except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  2.11 EXCHANGE ACT COMPLIANCE.

            The Company has filed all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and all documents filed by the Company with the Commission pursuant to the Securities Act or the Exchange Act, when so filed, complied in form in all material respects with such acts and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.12 LITIGATION

            There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, where in any such case (i) (A) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such Subsidiary and (B) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect or
(ii) such action, suit or proceeding could reasonably be expected to materially impair the Company's consummation of the transactions contemplated by this Agreement or the compliance by the Company with the terms, conditions and provisions of this Agreement or the Series B Preferred Stock.

                  2.13 FINANCIAL STATEMENTS; AUDITORS

            (a) The financial statements, including the related supporting schedules and notes thereto, included (or incorporated by reference into) in the Exchange Act Reports present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Exchange Act Reports fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Exchange Act Reports; no other financial statements or supporting schedules are required to be included in the Exchange Act Reports; the unaudited pro forma financial information (including the related notes) included in the Exchange Act Reports complies as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, and management of the

Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Exchange Act Reports;

            (b) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries and the predecessor are filed with the Commission as part of the Exchange Act Reports or are incorporated by reference therein and any other accounting firm (including Holland Shipes Vann, P.C.) that has certified Company or predecessor financial statements (including financial statements of acquired properties) and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Exchange Act and the Securities Act.

                  2.14 NO MATERIAL ADVERSE CHANGE

            Subsequent to the respective dates as of which information is given in the Exchange Act Reports, and except as may be otherwise stated in the Exchange Act Reports, there has not been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

                  2.15 REGISTRATION OR SIMILAR RIGHTS

            Except as set forth on Schedule 2.15 attached hereto, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered by the Company or the Operating Partnership under the Securities Act.

                  2.16 DUE AUTHORIZATION

            The Series B Preferred Stock have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Series B Preferred Stock by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise; at or prior to the Initial Closing, the Company will have executed and filed the Series B Preferred Articles Supplementary to the Company's Articles of Amendment and Restatement (the "Charter") with the Maryland State Department of Assessments and Taxation establishing the terms of the Series B Preferred Stock; the Preferred Units (as defined herein) have been duly authorized and, when issued and duly delivered against contribution of the net proceeds of the offering contemplated by this Agreement, will be validly issued, fully paid and non-assessable (except to the to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act), free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Preferred Units by the Operating Partnership to the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Operating Partnership or under any agreement to which the Company or any Subsidiary is a party or otherwise; the Common Stock deliverable upon conversion of the Series B Preferred Stock will be duly and validly reserved for issuance (based on the initial conversion price hereof) and, when issued upon such conversion in accordance with the Series B Preferred Articles Supplementary, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with applicable federal and state securities laws.

                  2.17 STABILIZATION

            The Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof.

                  2.18 BROKER DEALER STATUS

            Neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD.

                  2.19 LEGAL, TAX OR ACCOUNTING ADVICE

            The Company has not relied upon the Investor or legal counsel for the Investor for any legal, tax or accounting advice in connection with the offering and sale of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof.

                  2.20 CERTIFICATES

            Any certificate signed by any officer of the Company or any Subsidiary delivered to the Investor or to counsel for the Investor pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Investor as to the matters covered thereby.

                  2.21 OTHER ISSUANCES

            Except as described in the Exchange Act Reports, neither the Company nor any Subsidiary has (i) sold or issued any securities during the six month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would be required to be integrated with the sale of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof pursuant to this Agreement, or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in

Regulation D under the Securities Act) in connection with the Series B Preferred Shares or the Common Stock deliverable upon conversion thereof or in any manner involving a public offering within Section 4(2) of the Securities Act.

                  2.22 SERIES B PREFERRED SHARE CERTIFICATES

            The form of certificate used to evidence the Series B Preferred Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company.

                  2.23 LOANS AND PARTICIPATION INTERESTS

            All of the mezzanine loans of which the Company is the owner, directly or indirectly (the "Mezzanine Loans"), and all of the participation interests in loans of which the Company is the owner, directly or indirectly (the "Participation Interests," and such loans, together with the Mezzanine Loans, collectively are referred to hereinafter as the "Loans"), are set forth or described on Schedule 2.23 attached hereto. The Company is the sole owner and holder of the Mezzanine Loans and Participation Interests, and has not sold, assigned, hypothecated or otherwise encumbered such Mezzanine Loans and Participation Interests, except as set forth on Schedule 2.23 attached hereto; to the Company's knowledge, there is no offset, defense, counterclaim or right to rescission with respect to any of the notes or any of the other loan documents; neither the Company nor, to the knowledge of the Company, any other party has given or received a written notice of default under any Loans and, to the Company's knowledge, no event exists which, with the giving of notice or the passing of time, or both, would constitute an event of default thereunder; the Company has not subordinated its interest in the loans to which the Participation Interests relate to any other party except as set forth on
Schedule 2.23 attached hereto.

                  2.24 REAL PROPERTY

            (a) The Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described on Schedule 2.24 attached hereto, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed on Schedule 2.24 attached hereto or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed on Schedule 2.24 attached hereto or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such Subsidiary; the Company or a Subsidiary has obtained an owner's or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company's or the Subsidiary's fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the

Company's industry to be commercially reasonable in the markets where the Company's properties are located, or a lender's title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;

            (b) All real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property; except as described on Schedule
2.24 attached hereto, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

            (c) The mortgages and deeds of trust encumbering any real property owned in fee or leased by the Company or a Subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the real property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (ii) except as set forth on Schedule 2.24 attached hereto, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

                  2.25 PROCEEDINGS; CONTRACTS

            The descriptions in the Exchange Act Reports of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Exchange Act Reports or to be filed as exhibits to the Exchange Act Reports that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Exchange Act Reports are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements.

                  2.26 INTELLECTUAL PROPERTY

            The Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, "Intangibles") necessary to entitle the Company and each Subsidiary to conduct its business as described in the Exchange Act Reports, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  2.27 ACCOUNTING CONTROLS

            The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the Company has no reason to believe that there are any "material weaknesses" (as such term is used in United States generally accepted auditing standards) in the Company's internal controls over financial reporting or that it will be unable to comply with the applicable internal control over financial reporting requirements imposed by the Commission and other applicable regulatory bodies, if any, at the time that the Commission requires such internal controls to be effective.

                  2.28 TAXES

            Each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries; there is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company other than statutory liens in respect of taxes that are not delinquent; there are no applicable taxes, fees or other governmental charges payable by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof.

                  2.29 INSURANCE

            Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

                  2.30 ENVIRONMENTAL, HEALTH & SAFETY

            Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  2.31 LABOR MATTERS; BENEFITS

            (a) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; there is no strike or work stoppage or other labor dispute existing or, to the knowledge of the Company, threatened against the Company or its Subsidiaries. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company.

            (b) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code"); and each "pension plan" for which the Company or any of its Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                  2.32 IMPROPER PAYMENTS

            (a) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

            (b) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Exchange Act Reports.

                  2.33 OFFICER AND DIRECTOR LOANS

            There are no outstanding loans or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

                  2.34 SECURITIES ISSUANCES

            All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange.

                  2.35 ENVIRONMENTAL

            (a) Except as otherwise disclosed on Schedule 2.35 attached hereto,
(i) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the "Real Property"), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Exchange Act Reports or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) the Real Property is not included or, to the Company's and the Operating Partnership's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or, to the Operating Partnership's and the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (vi) in the operation of the Company's and the Operating Partnership's businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean up, closure or other compliance with such Environmental Statute;

            (b) As used herein, "Hazardous Material" includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water

Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute" and collectively the "Environmental Statutes") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Exchange Act Reports (a "Governmental Authority");

            (c) There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

            (d) None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee.

                  2.36 COMPLIANCE WITH LAWS REGARDING REAL PROPERTY

            (A) None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (B) the Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title; (C) none of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the Exchange Act Reports are disclosed on Schedule
2.36 attached hereto; (E) no lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (F) no tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

                  2.37 RELATED PARTY TRANSACTIONS

            No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Exchange Act to be described in the Exchange Act Reports and that is not so described and set forth on Schedule 2.37 attached hereto. No such relationship exists that will be required to be described in the Company's proxy statement to be filed with the Commission in connection with the Company's next annual meeting of shareholders that is not set forth on Schedule 2.37.

                  2.38 INVESTMENT COMPANY

            Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Series B Preferred Stock, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  2.39 REIT STATUS

            Commencing with the taxable year ending December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the Exchange Act Reports will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time; Remington Lodging and Hospitality, L.P. is an "eligible independent contractor" within the meaning of the Code.

                  2.40 REGULATION

            The conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conducts or proposes to conduct such business, except as described in the Exchange Act Reports and except such regulation as is applicable to commercial enterprises generally.

                  2.41 FINANCIAL COVENANT COMPLIANCE

            The Company would be able to incur $1.00 of additional indebtedness without violating any of the covenants set forth in Section 6.4 hereof.

                  2.42 SOLVENCY

            Based on the financial condition of the Company as of the applicable Closing Date, both prior to and after giving effect to the transactions contemplated by this Agreement to occur on such Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

            The Investor represents and warrants, as of the date of this Agreement and as of each Closing Date, that:

                  3.1 POWER, AUTHORITY AND ENFORCEABILITY.

            (a) The Investor has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to purchase the Series B Preferred Stock hereunder.

            (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  3.2 COMPLIANCE WITH OTHER INSTRUMENTS.

            The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's constituent documents or (ii) conflict with, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not materially impair the Investor's ability to perform its obligations under this Agreement).

                  3.3 OWNERSHIP LIMITATIONS.

            The Investor has received a copy of the Company's Charter and understands the restrictions on transfer and ownership of the Company's capital stock included therein related to the qualification by the Company as a real estate investment trust for federal income tax purposes pursuant to Sections 856 through 860 of the Code.

                  3.4 ORGANIZATION.

            The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

                  3.5 CONSENTS AND APPROVALS.

            No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Investor's execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Investor's purchase and ownership of the Series B Preferred Stock, other than (i) such as have been obtained, or will have been obtained at the Initial Closing Date or the relevant Closing Date, as the case may be, and (ii) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a material adverse effect, individually or in the aggregate, on the assets, business, operations, earnings, properties or condition (financial or otherwise) of the Investor.

                  3.6 ACCREDITED INVESTOR.

            The Investor is an "Accredited Investor" as such term is defined in Rule 501(a) promulgated under the Securities Act. The Investor represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its or his investment in the Series B Preferred Stock.

                  3.7 ABSENCE OF MARKET.

            The Investor acknowledges that the Series B Preferred Stock lacks liquidity as compared with other investments since there is not, and there is not expected to be, any market therefor, and that the sale or transfer of the Series B Preferred Stock must comply with applicable federal and state securities laws, The Investor acknowledges that it must bear the economic risk of its investment in the Series B Preferred Stock for an indefinite period of time since none of the Series B Preferred Stock has been registered under the Securities Act and therefore cannot be sold unless such Series B Preferred Stock is subsequently registered pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit G or otherwise, or an exemption from registration is available.

                  3.8 INVESTMENT PURPOSES.

            The Investor is acquiring the Series B Preferred Stock for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Investor further acknowledges that representatives of the Company have advised it that no state or federal agency or instrumentality has made any finding or determination as to the investment in the Series B Preferred Stock, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Series B Preferred Stock.

                  3.9 ACCESS AND INFORMATION.

            The Investor has had access to such financial and other information concerning the Company or any of its subsidiaries and the Series B Preferred Stock and Common Stock deliverable upon conversion thereof as it deems necessary in connection with its decision to purchase any of the Preferred Shares, including an opportunity to ask questions and request information from the Company. The Investor has obtained, in its judgment, sufficient information to evaluate the merits and risks of an investment in the Company, understands the business in which the Company and the Operating Partnership are engaged, and is able to evaluate the merits and risks of an investment in the Series B Preferred Stock.

IV. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT EACH CLOSING.

      The Investor's obligations to effect each Closing under this Agreement are subject to the satisfaction or waiver by the Investor on or before each such Closing of each of the following conditions:

                  4.1 SERIES B PREFERRED ARTICLES SUPPLEMENTARY.

            The Series B Preferred Articles Supplementary shall have been filed with and accepted for recording by the SDAT.

                  4.2 REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company contained in
Article II shall be true on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  4.3 PERFORMANCE.

            The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

                  4.4 OPINION OF COMPANY COUNSEL.

            The Investor shall have received from Andrews Kurth LLP, Hogan & Hartson LLP and Richards, Layton & Finger, PA, all counsel for the Company, opinions substantially in the form attached hereto as Exhibit B-1 and from Andrews Kurth LLP, counsel for the Company, an opinion substantially in the form attached hereto as Exhibit B-2, together with a copy of any officer's certificate referenced in such opinion.

                  4.5 WAIVER OF OWNERSHIP LIMITATIONS.

            The Board of Directors (or a duly authorized committee thereof) shall have duly adopted a resolution in the form of Exhibit C hereto, thereby waiving the application of the Ownership Limit (as used in Article VI of the Charter) to the Investor and its affiliates to the extent provided in such resolution.

                  4.6 AMENDMENT TO OPERATING PARTNERSHIP AGREEMENT.

            Concurrent with the Initial Closing, the Operating Partnership shall issue preferred partnership interests with economic attributes substantially identical to those of the Series B Preferred Stock substantially in the form attached hereto as Exhibit D (the "Preferred Units"), and the general partner of the Operating Partnership shall cause such Preferred Units to be issued to the Company or a direct or indirect wholly owned subsidiary thereof.

                  4.7 OFFICER'S CERTIFICATE.

            The Company shall have delivered to the Investor on the Closing Date a certificate or certificates, signed by an authorized officer of the Company to the effect that the facts required to exist by Sections 4.1, 4.2, 4.3, 4.5, 4.6 and, to the knowledge of the Company, Section 4.9 exist on such Closing Date.

                  4.8 PROCEEDINGS.

            All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Investor; and the Investor shall have received copies of all documents which the Investor may reasonably request in connection with said transactions and copies of the records of all proceedings of the Company in connection therewith in form and substance reasonably satisfactory to the Investor.

                  4.9 NO INJUNCTION.

            There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or, to the knowledge of any party hereto, threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investor to consummate the transactions contemplated hereby or of the Company to issue the Series B Preferred Stock.

                  4.10 TAG ALONG AGREEMENT.

            The Company's Chairman and President shall have entered into a Tag Along Agreement substantially in the form of Exhibit E attached hereto.

                  4.11 REGISTRATION RIGHTS AGREEMENT.

            On or before the Initial Closing Date, the Company and the Investor shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit G.

                  4.12 VOTING AGREEMENT.

            On or before the Initial Closing Date, the Company and the parties listed therein shall have entered into a Voting Agreement substantially in the form attached hereto as Exhibit I.

                  4.13 ACKNOWLEDGMENT LETTER.

            On or before the Initial Closing Date, the Company shall have acknowledged and agreed to and delivered the Acknowledgment Letter substantially in the form attached hereto as Exhibit K.

V. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT EACH CLOSING.

            The obligations of the Company to effect each Closing under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Investor contained in
Article III shall be true on and as of each Closing Date with the same effect as though such representations and warranties had been made on and as of each Closing Date.

                  5.2 PERFORMANCE.

            The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

                  5.3 NO INJUNCTION.

            There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or, to the knowledge of any party hereto, threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investor to consummate the transactions contemplated hereby or of the Company to issue the Series B Preferred Stock.

VI. COVENANTS.

                  6.1 NO GENERAL SOLICITATION; INTEGRATION.

            Prior to the last Closing hereunder, none of the Company, the Operating Partnership or any affiliate of either of them will solicit any offer to buy or offer to sell the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. None of the Company, the Operating Partnership or any affiliate of either of them will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof in a manner which would require registration under the Securities Act of the Series B Preferred Stock or the Common Stock deliverable upon conversion thereof.

                  6.2 REPORTS.

            After the date of this Agreement, the Company shall timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or otherwise required to be filed with or provided to the Commission, the National Association of Securities Dealers, Inc. or the New York Stock Exchange or any other exchange on which the Company's securities are listed, and so long as any Series B Preferred Stock remain issued and outstanding and owned by the Investor, shall provide to the Investor as promptly as practicable copies of such documents, other than any such documents which are available through EDGAR, including without limitation, all financial statements of the Company filed with the Commission, and all supplemental information packages provided to securities analysts or investors.

                  6.3 MAINTENANCE OF REIT STATUS.

            Until the first day of the first calendar year in which no Series B Preferred Stock remain issued and outstanding, the Company shall continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

                  6.4 FINANCIAL COVENANTS

            So long as any Series B Preferred Stock remains issued and outstanding, none of the Company, the Operating Partnership nor any other direct or indirect subsidiary of the Company may directly or indirectly issue any Preferred Security, incur any additional Indebtedness or purchase or lease any interest in any real property (other than any additions, repairs or replacements to any real property in the ordinary course of business and consistent with past practice but in no event in excess of five percent of the undepreciated book value of any such real property prior to any such additions, repairs or replacements), if immediately following such issuance, incurrence, purchase or lease and after giving effect to such issuance, incurrence, purchase or lease and the application of the net proceeds therefrom and after giving effect to any and all other issuances, incurrences, purchases or leases that occurred during the period from the last day of the immediately preceding fiscal quarter to and including the date of the calculation and the application of the net proceeds therefrom (i) the ratio of Proportionately Consolidated Adjusted EBITDA to Proportionately Consolidated Fixed Charges for the four fiscal quarters immediately preceding such issuance, incurrence, purchase or lease (assuming all issuances, incurrences, purchases or leases taken into account in the calculation had occurred at the beginning of the applicable four fiscal quarters) would be less than 1.25x to 1 and (ii) the ratio of Proportionately Consolidated Total Debt to Proportionately Consolidated Total Undepreciated Real Estate Assets would exceed 75.0%. Any breach of any covenant set forth in this Section 6.4 shall be deemed to continue until cured, and shall be deemed to be cured from and after the earliest date following such breach on which the Company could incur $1.00 of additional indebtedness without causing an additional breach of such covenants, as certified in writing to the Investor by the Chief Financial Officer of the Company. For the avoidance of doubt, attached hereto as Exhibit J is an example of the calculation of the financial covenants contained in this Section 6.4 calculated as of September 30, 2004

            For purposes of this Section 6.4, the following definitions shall apply:

            (a) "Adjusted EBITDA" shall mean with respect to any person for any period, EBITDA for such person for such period minus a reserve for capital expenditures in the amount of 4% of gross revenues of such person for such period.

            (b) "Capital Lease Obligations" shall mean with respect to any person as of any date of determination thereof the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            (c) "EBITDA" shall mean with respect to any person for any period the sum of the amount of the following items recognized by such person for such period, without duplication, as reflected in such person's consolidated financial statements prepared in accordance with GAAP:

                  (i) Net income before taking into account minority interests, extraordinary items and gains or losses from debt restructurings and sales of property, if any;

                  (ii)  Interest expense;

                  (iii) Rent or other payments under operating leases with a remaining term exceeding ten years;

                  (iv) Amortization of deferred financing costs, stock-based compensation and goodwill, if any;

                  (v) Federal state and local income tax expense (or provision for income taxes); and

                  (vi)  Depreciation of real property.

            (d) "Fixed Charges" shall mean with respect to any person for any period the sum of the amount of the following items recognized by such person for such period, without duplication, as reflected in such person's consolidated financial statements prepared in accordance with GAAP (provided that the amounts described in clauses (vi) and (ix) below shall be included whether or not they are reflected in such person's financial statements prepared in accordance with GAAP):

                  (i) Interest expense (including without limitation amortization of debt discounts);

                  (ii)  Interest capitalized in such period;

                  (iii) The interest component of any rent or other payments under Capital Lease Obligations;

                  (iv) Rent or other payments under operating leases with a remaining term exceeding ten years;

                  (v) Any sums payable on account of any "net payments" made to a counterparty under any agreement pertaining to any interest rate swap, cap or other interest rate protection product;

                  (vi) Interest expense (including without limitation amortization of debt discounts) pertaining to the Indebtedness of any other entity which has been guaranteed by such person whether or not such interest expense is reflected in such person's financial statements prepared in accordance with GAAP;

                  (vii) Any regularly-scheduled amortization of indebtedness, including without limitation the amortization component of rent or other payments under Capital Lease Obligations (excluding any "balloon" payment at the maturity of any debt instrument);

                  (viii) Any Preferred Security distributions, in each case, accrued pursuant to the terms of such securities with respect to such period, whether or not actually earned, declared or paid (and whether or not required to be accrued in accordance with GAAP), except distributions on the Series B Preferred Stock.

            (e) "GAAP" shall mean United States generally accepted accounting principles.

            (f) "Indebtedness" shall mean, with respect to any person, as of the date of determination thereof, debt as reflected in such person's consolidated financial statements prepared in accordance with GAAP plus the sum of the following with respect to such person, as of such date of determination, without duplication:

                  (i) All obligations for borrowed money or with respect to deposits or advances of any kind;

                  (ii) All obligations evidenced by bonds, debentures, notes or similar instruments;

                  (iii) All obligations upon which interest charges are
                        customarily paid;

                  (iv) All obligations under conditional sale or other title retention agreements relating to property acquired;

                  (v) All obligations in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business which are not more than sixty (60) days past due);

                  (vi) All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien on property owned or acquired by such person

                  (vii) All Indebtedness of others guaranteed by such person;

                  (viii) All Capital Lease Obligations and obligations in
                        respect of synthetic leases

                  (ix) All obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty;

                  (x) All obligations, contingent or otherwise, in respect of bankers' acceptances;

                  (xi) All obligations in respect of any Swap Agreements; provided, that the amount of Indebtedness under a Swap Agreement shall be determined based upon the Swap Termination Value of such Swap Agreement; and

                  (xii) All senior participations or similar interests held by third parties in debt instruments held by such person.

            (g) "Lien" shall mean, with respect to any asset, as of any date of determination thereof, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, but, notwithstanding the foregoing, the definition of Lien shall not include liens for Federal, state, local and foreign income and franchise taxes not yet due and payable or that are being contested in good faith by appropriate proceedings or any mechanics', carriers', workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business.

            (h) "Net Indebtedness" shall mean, for any person, Indebtedness of such person less such person's unrestricted cash and unrestricted cash equivalents.

            (i) "Preferred Security" shall mean, as of any date of determination thereof, with respect to the Company any security issued and outstanding which is not Series B Preferred Stock or Fully Junior Stock (as defined in the Series B Preferred Articles Supplementary), with respect to the Operating Partnership any security of the Operating Partnership issued and outstanding which is not a Fully Junior Unit (as defined in the Partnership Agreement), and with respect to any other subsidiary of the Company any security issued and outstanding which is senior in any way to the Operating Partnership's or the Company's direct or indirect interest in such subsidiary (including without limitation by having preference or priority in either (i) the payment of dividends or other distributions or (ii) the distribution of assets on any liquidation, dissolution or winding up of the subsidiary).

            (j) "Proportionately Consolidated Adjusted EBITDA" for any period shall mean the sum, without duplication, of (i) Adjusted EBITDA of the Company minus (ii) the Company's equity in net income of Unconsolidated Affiliates as reflected on the Company's consolidated financial statements plus (iii) the Company's aggregate proportionate share (based on the Company's ownership interest in each Unconsolidated Affiliate) of the Adjusted EBITDA of all Unconsolidated Affiliates.

            (k) "Proportionately Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) the Fixed Charges of the Company plus (ii) the Company's aggregate proportionate share (based on the Company's ownership interest in each Unconsolidated Affiliate) of the Fixed Charges of all Unconsolidated Affiliates.

            (l) "Proportionately Consolidated Total Debt" shall mean, as of any date of determination thereof, the sum, without duplication, of (i) the Net

                  Indebtedness of the Company plus (ii) the Company's aggregate proportionate share (based on the Company's ownership interest in each Unconsolidated Affiliate) of the Net Indebtedness of all Unconsolidated Affiliates plus (iii) the aggregate liquidation preference (or if there is no such stated liquidation preference, the amount the holder of such Preferred Security would receive upon the liquidation, dissolution or winding up of the issuer of such security) of all outstanding Preferred Securities of the Company, the Operating Partnership and any other consolidated subsidiary plus (iv) the Company's aggregate proportionate share (based on the Company's ownership interest in each Unconsolidated Affiliate) of the aggregate liquidation preference (or if there is no such stated liquidation preference, the amount the holder of such Preferred Security would receive upon the liquidation of the issuer of such security) of all outstanding Preferred Securities of all Unconsolidated Affiliates.

            (m) "Proportionately Consolidated Undepreciated Real Estate Assets" shall mean, as of any date of determination thereof, the sum without limitation of (i) the Undepreciated Real Estate Assets of the Company plus (ii) the Company's aggregate proportionate share (based on the Company's ownership interest in each Unconsolidated Affiliate) of the Undepreciated Real Estate Assets of all Unconsolidated Affiliates.

            (n) "Swap Agreement" shall mean any agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its subsidiaries shall be a Swap Agreement.

            (o) "Swap Termination Value" shall mean, with respect to any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (i) for any date on or after the date such Swap Agreements have been closed out and termination values determined in accordance therewith, such termination values, and (ii) for any date prior to the date referenced in clause
                  (i), the amounts determined as the mark-to-market values for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements.

            (p) "Unconsolidated Affiliate" shall mean any entity in which the Company has an ownership interest and whose financial results are not consolidated with those of the Company.

            (q) "Undepreciated Real Estate Assets" shall mean, with respect to any person, as of any date of determination thereof, the sum, without duplication, of (i) the greater of (x) undepreciated book value of all real estate assets (including construction in process, if any) as reflected in such person's consolidated financial statements prepared in accordance with GAAP and (y) the purchase price such person paid for such real estate assets and (ii) any loans or other debt securities owned directly or indirectly by such person valued at the lower of the amount reflected on such person's balance sheet in accordance with GAAP and the principal balance of such loans or other debt securities

                  6.5 STOCKHOLDER APPROVAL

            The Company shall provide each of its stockholders entitled to vote at its next special or annual meeting of stockholders with a proxy statement soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of the Series B-1 Preferred Stock and Common Stock deliverable upon conversion thereof in excess of the Principal Market Limit (as defined in the Series B Preferred Articles Supplementary) as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market on which the Company's Common Stock is then listed, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Series B-1 Preferred Stock and the Common Stock deliverable upon conversion thereof and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. In the event such stockholder approval is not obtained at the first special or annual meeting after the date hereof, the Company shall seek such approval at each subsequent special or annual meeting of stockholders thereafter until so approved.

            If such stockholder approval is not obtained at the first special or annual meeting of stockholders, until such approval is obtained, any holder of 10% or more of Series B Preferred Stock may at any time, and from time to time, request the Company to solicit interpretive advice from the Principal Market on which the Company's Common Stock is then listed as to whether all or any portion of the Series B-2 Preferred Stock may be converted to Series B-1 Preferred Stock without stockholder approval in accordance with the rules and regulations of the Principal Market. The Company shall solicit such interpretive advice pursuant to such request within ten days and, if the Principal Market provides a favorable response to the effect that conversion may occur without violating the rules and regulations of the Principal Market, then the Board of Directors shall determine that stockholder approval is not required and the Series B-2 Preferred Stock shall convert in accordance with the terms thereof.

                  6.6 NO PUBLIC DISCLOSURE.

            Except as set forth in the form of press release attached hereto as Exhibit F, neither party to this Agreement, nor any affiliate of such party, will make any public disclosure (including any filing with the Commission) concerning the transactions contemplated by this Agreement unless each of the parties hereto has been provided with a reasonable time to review such disclosure. Unless in the reasonable opinion of counsel to the party proposing to make such disclosure (or whose affiliate proposes to make such disclosure) it is determined that such disclosure is required by applicable law or the rules and regulations of any regulatory or self-regulatory agency, such party will not make any such public disclosure without the other party's prior written consent, which shall not be unreasonably withheld.

                  6.7 PARTICIPATION RIGHTS.

            (a) Until the later of (i) the 31st day after the date on which the Investor has purchased the full 993,049 shares of Series B Preferred Stock which may be purchased pursuant to Section 1.2(c) and (ii) the earlier of (x) May 1, 2005 and (y) the 31st day after the date on which the Investor has purchased the full 5,461,767 shares of Series B Preferred Stock which may be purchased pursuant to Section 1.2(d) or (e), if, at any time from time-to-time, the Company or any Subsidiary directly or indirectly grants, issues, sells, or agrees to grant issue or sell any equity security of the Company or any security that is convertible into, or exchangeable for, or has a value determined on the basis of the value of, equity securities of the Company for consideration consisting solely of cash (provided, however, that any non-cash consideration, the inclusion of which has no economic effect and is intended to evade the effect of this section, shall be treated as cash consideration hereunder) (the "Participation Securities"), then the Investor shall be entitled to purchase, upon the same terms and conditions as the other purchasers of such Participation Securities, an amount of Participation Securities as the Investor shall elect (but not more than 20% of the aggregate amount of such Participation Securities issued to all other purchasers at such time), at a price equal to the price paid by such other purchasers, minus the amount of any underwriting discounts, commissions placement fees or similar discounts, commissions or fees paid by the Company.

            (b) In connection with any issuance of Participation Securities, the Company shall either, (x) at least 10 Business Days prior to any such proposed issuance or sale of Participation Securities, mail by recognized overnight courier a notice to the Investor stating (i) that a proposed sale will occur and that the Investor has the right to participate pursuant to the provisions in subsection (a) above, (ii) the date of the proposed closing of the sale, (iii) the amount of Participation Securities that the Investor has the right to purchase, and (iv) the instructions determined by the Company, consistent with this Section 6.7, that the Investor must follow in order to purchase the Participation Securities on the same terms and conditions as the other investors, including the anticipated closing date for such issuance, or (y) within 2 Business Days after an issuance or sale of Participation Securities, mail by recognized overnight courier a notice to the Investor stating (i) that a sale has occurred and that the Investor has the right to purchase securities equivalent to the Participation Securities ("Equivalent Securities") pursuant to the provisions in subsection (a) above, (ii) the date of the closing of the sale, (iii) the amount of Equivalent Securities that the Investor has the right to purchase, and (iv) the instructions determined by the Company, consistent with this Section 6.7, that the Investor must follow in order to purchase the Equivalent Securities on the same terms and conditions as the other investors.

            (c) Within 5 Business Days after receiving the notice contemplated by clause (x) of subsection (b) above, the Investor must send a notice to the Company stating the amount of Participation Securities it elects to purchase. If the Investor fails to so notify the Company within such 5 Business Day period, the Investor shall have waived its right to purchase such Participation Securities under this Section 6.7.

            (d) Within 10 Business Days after receiving the notice contemplated by clause (y) of subsection (b) above, the Investor must send a notice to the Company stating the amount of Equivalent Securities it elects to purchase. If the Investor fails to so notify the Company within such 10 Business Day period, the Investor shall have waived its right to purchase such Equivalent Securities under this Section 6.7.

            (e) The Investor shall not sell or otherwise transfer any securities acquired pursuant to this Section 6.7 for a period of 180 days following the acquisition of such securities; provided, however, that the Investor may (i) sell or otherwise transfer such securities to a controlled affiliate (which shall agree to be bound by this restriction on transfer as a condition to such transfer) or (ii) pledge such securities as collateral for a bona fide credit arrangement with a commercial bank or other institutional lender, and in the event that such lender takes possession of the securities pursuant to a foreclosure or other default remedy, such lender may sell or otherwise transfer such securities without restriction (subject to any applicable restrictions imposed by Federal or State securities laws).

            (f) Prior to the issuance of Equivalent Securities, the Company and the Investor shall enter into a registration rights agreement with respect to such Equivalent Securities which is substantially identical to the Registration Rights Agreement in the form of Exhibit G attached hereto.

                  6.8 ANNUAL OPINION OF COMPANY COUNSEL.

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall, no later than March 31 of each year, cause its independent public accountants or a nationally recognized law firm to provide the Investor an opinion substantially in the form attached hereto as Exhibit B-2, together with a copy of any officer's certificate referenced in such opinion, with such modifications to such opinion as necessary to reflect developments subsequent to the date hereof so long as such developments do not result in a change in the basic legal conclusions expressed therein.

                  6.9 INVESTMENT COMPANY.

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall use its best efforts not to become an "investment company", as defined in the Investment Company Act.

                  6.10 LISTING OF COMMON STOCK.

            The Company covenants and agrees that it shall cause the Common Stock deliverable upon conversion of the Series B Preferred Stock to be listed on each securities exchange or quoted on each interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, no later than the date of such conversion.

                  6.11 OPERATING PARTNERSHIP SECURITIES.

            The Company shall contribute the proceeds it receives at each Closing to the Operating Partnership and shall cause the Operating Partnership to issue Preferred Units to the

Company or a direct or indirect wholly owned subsidiary thereof and the Company shall cause the Operating Partnership to keep such Preferred Units outstanding for so long as the Series B Preferred Stock are outstanding. So long as any of the Series B Preferred Stock remains issued and outstanding, the Operating Partnership shall not amend the limited partnership agreement for the Operating Partnership in any way that materially and adversely affects the Preferred Units or the Series B Preferred Stock, including without limitation taking any action which, if taken by the Company, would require the approval of the holders of the Series B Preferred Stock under Section 11(c)(ii) of the Series B-1 Preferred Articles Supplementary or Section 11(b)(ii) of the Series B-2 Preferred Articles Supplementary.

                  6.12 PUBLICLY TRADED PARTNERSHIP

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall use its best efforts not to become a "publicly traded partnership", as defined in the Code.

                  6.13 PROHIBITION ON ISSUANCE OF SERIES B PREFERRED STOCK

            The Company shall not issue any Series B Preferred Stock to any person other than the Investor or any person approved in writing by the Investor, in its sole discretion, and then only in compliance with the terms of the Series B Preferred Articles Supplementary and the Company's Charter.

                  6.14 DIRECTOR INDEPENDENCE

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall comply with the rules of the New York Stock Exchange in effect as of the date of this Agreement regarding director independence (or the then current rules, provided that such rules are no less restrictive than the rules in place as of the date of this Agreement).

                  6.15 RELATED PARTY TRANSACTIONS

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall not enter into any transaction with any related party unless (i) if such transaction is covered by the provisions of the Mutual Exclusivity Agreement dated as of August 29, 2003 by and between the Operating Partnership, the Company, Remington Hotel Corporation, Remington Lodging & Hospitality, L.P., Archie Bennett, Jr. and Montgomery J. Bennett, it is approved as contemplated therein (provided, however, that if the terms of such agreement are amended or waived with respect to such approval, the most restrictive provisions of such agreement, before or after any of such amendments or waivers, shall apply for purposes hereof) or (ii) if not covered under such agreement, by at least 75% of all of the Company's disinterested independent directors.

                  6.16 COMPLIANCE CERTIFICATE

            So long as any of the Series B Preferred Stock remains issued and outstanding, not later than the filing deadline of each of the Company's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K (or any substitute forms as may be adopted by the Commission), the Company shall prepare and deliver to the Investor a certificate, substantially in the form of Exhibit H attached hereto, executed by a senior executive of the Company certifying that the

Company is in compliance with all covenants contained herein and in the Series B Preferred Articles Supplementary and setting forth a detailed calculation with respect to the Company's compliance with the financial covenants contained herein and therein.

                  6.17 INTERNAL ACCOUNTING CONTROLS

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company and each of the Subsidiaries shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  6.18 TAG ALONG AGREEMENT

            The Company shall cause its Chairman and President to entered into a Tag Along Agreement substantially in the form of Exhibit E attached hereto.

                  6.19 MERGER; CONSOLIDATION

            So long as any of the Series B Preferred Stock remains issued and outstanding, prior to the consummation of any merger or consolidation of the Company and another entity in which the Company is not the surviving corporation and in which it is proposed to issue to the holders of the Series B Preferred Stock stock of the surviving corporation with substantially similar rights, preferences, powers and other terms in the surviving corporation as the Series B Preferred Stock have with respect to the Company, except for changes that do not materially adversely affect the holders of the Series B Preferred Stock in a transaction as to which the holders are not entitled to vote pursuant to Section 11(d)(iii) of the Series B-1 Preferred Articles Supplementary or Section 11(b)(iii) of the Series B-2 Preferred Articles Supplementary ("Substantially Similar Securities"), the Company shall provide a certificate to the Investor which shall certify that the proposed shares are Substantially Similar Securities and set forth in detail the terms of such shares, including without limitation, copies of applicable proposed articles supplementary, certificates of designation or amendment and other documentation in order to provide a basis for assessing such certification. On or before the 10th Business Day after the Investor's receipt of such certificate and documents, the Investor shall deliver a written notice to the Company if it determines, in its reasonable judgment, that such shares are not Substantially Similar Securities. The Company shall not consummate any such merger or consolidation for which the Company has received a notice from the Investor pursuant to this Section.

                  6.20 TENDER OFFER

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall not approve, or make a recommendation to its shareholders in favor of, any tender offer for the Common Stock unless, as a part of such tender offer, the Investor is permitted to directly tender its Series B Preferred Stock (including the Series B-2 Preferred Stock as if such Series B-2 Preferred Stock had been converted into Series B-1 Preferred Stock even if the Series B-2 Preferred Stock is then not convertible in accordance with the terms of the Series B-2 Preferred Articles Supplementary) at the applicable Conversion Rate (as defined in the Series B-1 Preferred Articles Supplementary) without first converting such Series B Preferred Stock into Common Stock.

                  6.21 RESTRICTIONS ON PAYMENT OF DIVIDENDS

            So long as any of the Series B Preferred Stock remains issued and outstanding, the Company shall not enter into any agreement or other arrangement which restricts or limits or would reasonably be likely to result in a restriction or limitation on the payment of dividends on the Series B Preferred Stock.

                  6.22 OPERATING PARTNERSHIP DISTRIBUTIONS

            At any time that the Company would be prohibited by the Series B Preferred Articles Supplementary from paying dividends on any securities which are junior in priority to the Series B Preferred Stock, the Operating Partnership shall not declare or pay or set apart for payment or make any distribution on any of its securities which are junior in priority to the Units.

                  6.23 REGISTRATION RIGHTS AGREEMENT

            The Company and the Investor shall enter into a Registration Rights Agreement substantially in the form of Exhibit G attached hereto.

                  6.24 CORPORATE FINANCING RULE

            The Investor shall supply such information as the Company may reasonably request from time to time to facilitate the Company's compliance with the National Association of Securities Dealers Inc.'s Corporate Financing Rule.

                  6.25 VOTING AGREEMENT

            The Company shall cause the parties listed therein to enter into a Voting Agreement substantially in the form of Exhibit I attached hereto.

                  6.26 FGSB PORTFOLIO AGREEMENT

            The Company shall deliver to the Investor a complete copy of the FGSB Portfolio Agreement together with all exhibits and schedules as soon as practicable after such agreement is executed. As soon as practicable after the closing under the FGSB Portfolio Agreement, the Company shall deliver to the Investor a full set of closing documents therefor.

                  6.27 ACKNOWLEDGMENT LETTER

            The Company shall acknowledge and agree to and deliver the Acknowledgment Letter substantially in the form of Exhibit K attached hereto.

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

VII. MISCELLANEOUS

                  7.1 SURVIVAL OF WARRANTIES AND COVENANTS.

            The warranties and representations of the Company and the Investor contained in or made pursuant to Articles II and III of this Agreement shall survive the last Closing hereunder through and until the expiration of the statute of limitations applicable to each such warranty or representation. The covenants contained in or made pursuant to Article VI of this Agreement shall survive the last Closing hereunder indefinitely, except for any provisions which expire by their terms. All other representations and warranties contained in or made in this Agreement shall survive the last Closing hereunder for a period of three years. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                  7.2 SUCCESSORS AND ASSIGNS.

            Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly set forth herein, nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Notwithstanding any assignment hereunder, the each party hereto shall remain liable for its obligations hereunder.

                  7.3 GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflict of law provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  7.4 REMEDIES

            Except as expressly provided to the contrary in this Agreement, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available under applicable law or in equity, including without limitation, specific performance and injunctive relief. Except as expressly provided herein, nothing herein shall be considered an election of remedies.

                  7.5 TIME OF ESSENCE.

            With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  7.6 COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.7 TITLES AND SUBTITLES.

            The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.8 NOTICES.

            Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(a) upon personal delivery to the party to be notified, (b) on the fifth Business Day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next Business Day after dispatch via the overnight services of a nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investor, to:

      Security Capital Preferred Growth Incorporated
      1 Bank One Plaza
      10 S. Dearborn St., Suite 1400
      Chicago, Illinois 60603
      Attention:  David E. Rosenbaum
                  Facsimile  (312) 385-8333

      and

      Security Capital Preferred Growth Incorporated
      1 Bank One Plaza
      10 S. Dearborn St., Suite 1400
      Chicago, Illinois 60603

      Attention:  Corporate Secretary
                  Facsimile  (312) 385-8333

with a copy to:

      Edward J. Schneidman, Esq.
      Mayer, Brown, Rowe & Maw LLP
      190 South LaSalle
      Chicago, IL  60603
      Facsimile:  (312) 701-7711

If to the Company, to:

      Ashford Hospitality Trust, Inc.
      14185 Dallas Parkway, Suite 1100
      Dallas, TX 75254
      Attention:  David A. Brooks
      Facsimile:  (972) 490-9605

      with a copy to:

      David Barbour, Esq.
      Andrews Kurth LLP
      1717 Main Street, Suite 3700
      Dallas, TX 75201
      Facsimile:  (214) 659-4401

                  7.9 FINDER'S FEES.

            Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.10 EXPENSES.

            Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the Investor for its internal and external costs, fees and expenses (including, without limitation, legal and accounting costs, fees and expenses) in connection with the Investor's assessment, due diligence review, structuring, negotiation, documentation and consummation of the transactions contemplated hereby, subject to the limitations provided herein. Because of the difficulty of estimating certain internal costs, the parties have agreed to the payment by the Company to the Investor of such internal and external costs, fees and expenses in an amount and in accordance with the schedule set forth on Exhibit L attached hereto, and the Company shall not be responsible for any of the Investor's costs, fees or expenses in excess of, or in addition to, those set forth on Exhibit L. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, any related agreement or the Series B Preferred Articles Supplementary, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.11 AMENDMENTS AND WAIVERS.

            Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. No course of action or dealing, renewal, release or extension of any provision of this Agreement or any related agreement, or single or partial exercise of any such provision, or delay, failure or omission on the Investor's part in enforcing any such provision shall affect the obligations of the Company or the Operating Partnership or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by the Investor of any one or more defaults by any the Company or the Operating Partnership in the performance of any of the provisions of this Agreement or any related agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

                  7.12 SEVERABILITY.

            Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  7.13 ENTIRE AGREEMENT.

            This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including without limitation the confidentiality agreement dated as of April 27, 2004 between the Company and the Investor, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

                  7.14 RULES OF CONSTRUCTION

            The following rules shall apply to the construction and interpretation of this Agreement:

            (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

            (b) All references in this Agreement to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

            (c) The table of contents and headings contained in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

            (d) Any reference to a party shall include a reference to such party's successors and permitted assigns.

            (e) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits to this Agreement.

            (f) The word "will" means "shall," and the word "shall" means
      "will."

                  7.15 BUSINESS RELATIONSHIP

            This Agreement shall not create any agency, employment, joint venture or partnership between the parties. Neither party shall have the authority, nor shall any party attempt, to create any obligation on behalf of any other party.

                  7.16 SIGNATORY EXCULPATION

            The signatories for the Company, the Operating Partnership and the Investor are executing this Agreement in their capacity as representatives of the Company, the Operating Partnership and the Investor, respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement or the transactions contemplated hereby.

                  7.17 INCORPORATION BY REFERENCE

            All of the exhibits, schedules and other attachments to this Agreement are by this reference incorporated in this Agreement and made a part of this Agreement.

                  7.18 FURTHER ASSURANCES

            The parties hereto each covenant and agree to sign, execute and deliver, or to cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by any party for the purpose of or in connection with consummating the transactions described in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SECURITY CAPITAL PREFERRED
                                        GROWTH INCORPORATED

                                        By:   /s/ DAVID E. ROSENBAUM
                                              -----------------------------
                                        Name: David E. Rosenbaum
                                        Its:  Senior Vice-President

                                        ASHFORD HOSPITALITY TRUST, INC.

                                        By:   /s/ MONTY BENNETT
                                              ------------------------------
                                        Name: Monty Bennett
                                        Its:  President & CEO

                                        ASHFORD HOSPITALITY LIMITED PARTNERSHIP

                                        By: Ashford OP General Partner LLC, its
                                        sole general partner

                                        By: Ashford Hospitality Trust, Inc., its
                                        sole member

                                        By:   /s/ MONTY BENNETT
                                              ------------------------------
                                        Name  Monty Bennett
                                        Its:  President & CEO